UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 25, 2014, Merrimack Pharmaceuticals, Inc. (the “Company”) entered into a Second Amendment to Loan and Security Agreement (the “Amendment”) with Hercules Technology Growth Capital, Inc. (“Hercules”) pursuant to which the Company and Hercules agreed to extend by four months the period during which Merrimack makes interest-only payments on its $40 million principal term loan. As a result of the Amendment, Merrimack will repay the aggregate outstanding principal balance of the loan in monthly installments starting on October 1, 2014 and continuing through March 1, 2017.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amendment to Loan and Security Agreement, dated as of June 25, 2014, by and between the Registrant and Hercules Technology Growth Capital, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: June 30, 2014	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Loan and Security Agreement, dated as of June 25, 2014, by and between the Registrant and Hercules Technology Growth Capital, Inc.